                                                                    EXHIBIT 5.1


                   [Wright, Lindsey & Jennings LLP Letterhead]



                                  May 9, 2002




J. B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745

RE: Registration Statement on Form S-8 regarding the J.B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan

Ladies and Gentlemen:


         We have acted as counsel to J. B. Hunt Transport Services, Inc., an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to a change in the Management Incentive Plan filed as an exhibit, to be issued pursuant to the J. B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (the "Plan").


         In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Bylaws of the Company, and (c) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Shares will be issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which will be no less than the par value thereof, and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.


         Based upon our review of the foregoing, we are of the opinion that the shares issued pursuant to the Amended Plan, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.


         We are expressing these opinions as members of the Bar of the State of Arkansas and express no opinion as to any other law.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ WRIGHT, LINDSEY & JENNINGS LLP

                                       WRIGHT, LINDSEY & JENNINGS LLP